UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2023, Blue Star Foods Corp. (the “Company”) priced a “best efforts” public offering for the sale by the Company of an aggregate of 690,000 shares of common stock, together with Series A-1 warrants to purchase up to 10,741,139 shares of common stock and Series A-2 warrants to purchase up to 10,741,139 shares of common stock (collectively, the “Common Warrants”) and 10,051,130 pre-funded warrants (the “Pre-Funded Warrants”).

Each share of common stock and Pre-Funded Warrants were sold together with a Series A-1 common stock purchase warrant to purchase one share of common stock and a Series A-2 common stock purchase warrant to purchase one share of common stock.

The shares of common stock or Pre-Funded Warrant and accompanying Common Warrants are immediately separable and will be issued separately, but must be purchased together in the offering. The public offering price for each share of common stock and accompanying Common Warrants was $0.4655. Each Common Warrant has an exercise price per share of $0.4655 and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval”). The Series A-1 common stock purchase warrants will expire on the five year anniversary of the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire on the eighteen month anniversary of the effective date of the Warrant Stockholder Approval.

The public offering price was $0.4555 per Pre-funded Warrant and accompanying Common Warrants. The Pre-funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-funded Warrants are exercised in full, and have an exercise price of $0.01.

The shares of common stock, Common Warrants and Pre-Funded Warrants under the offering were sold pursuant to a securities purchase agreement with certain investors (“Purchase Agreement”). H.C. Wainwright & Co., LLC, (“HCW”) acted as placement agent for the offering and received a fee of 7% of the gross proceeds and reimbursement of $35,000 in non-accountable expenses and $100,000 of legal fees and out-of-pocket expenses, pursuant to a letter of engagement between the Company and HCW.

The securities were offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-273525), as amended, which was declared effective by the Securities and Exchange Commission on September 7, 2023. The offering closed on September 11, 2023.

The foregoing descriptions of the Purchase Agreement, Common Warrants and Pre-Funded Warrant are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

Item 8.01 Other Events.

On September 11, 2023, the Company issued a press release regarding the closing of the public offering. A copy of the press release is filed as an exhibit to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: September 12, 2023	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.
4.7	Form of Common Warrant
4.9	Form of Pre-Funded Warrant
10.81	Form of Purchase Agreement
99.1	Press Release, dated September 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)